Exhibit 3.2

BYLAWS

OF

TVAX BIOMEDICAL, INC.

ARTICLE I

OFFICES AND RECORDS

1.1 Corporate Offices. The principal office of TVAX Biomedical, Inc. (the “Corporation”) shall be located at any place within or without the State of Delaware as designated in the Corporation’s most current Annual Report filed with the Delaware Secretary of State. The Corporation may have such other corporate offices and places of business anywhere within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.2 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation or as determined from time to time by the Board of Directors and on file in the appropriate public offices of the State of Delaware pursuant to applicable provisions of law.

1.3 Books, Accounts and Records, and Inspection Rights. The books, accounts and records of the Corporation, except as otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time designate. Subject to the requirements of applicable law, the Board of Directors shall determine whether, to what extent and the conditions upon which the Corporation’s stock ledger, the list of its stockholders, and its other books, accounts and records, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect the stock ledger, the stockholder list, or any book, account or record of the Corporation, except as conferred by law or by resolution of the stockholders or Directors.

ARTICLE II

STOCKHOLDERS

2.1 Place of Meetings.

(a) All meetings of the stockholders shall be held at the offices of the Corporation in the City of Lenexa, State of Kansas, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication that satisfies the provisions of Bylaw 2.1(b).

(b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders of the Corporation not physically present at a meeting of stockholders may, by means of remote communication (i) participate in the meeting of stockholders, and (ii) be deemed present in person and vote at the meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2 Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held on the first Friday in May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect directors and shall transact such other business as may properly come before the meeting as provided in Bylaw 2.12. Each director shall be elected to serve until the expiration of his or her term of office as provided for in Section 3 of Article VIII of the Corporation’s Certificate of Incorporation and his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

2.3 Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes specified in the Corporation’s notice of meeting, unless otherwise prescribed by statute or by the Certificate of Incorporation. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and therefore no stockholder may submit a proposal for consideration at a special meeting of stockholders, except as may be permitted by the third sentence of Bylaw 2.12(f) or Bylaw 2.12(i); provided, however, that if the special meeting is called for the purpose of electing directors, a stockholder may nominate a candidate or candidates, subject to compliance with the provisions of Bylaw 2.12(c) and (e). Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, by the President of the Corporation or by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.

The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

2.4 Notice. Written notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the Corporation entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than sixty (60) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholders’ address as it appears on the records of the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. A stockholder’s consent to the receipt of notice by electronic transmission shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given by electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.

2.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder under any law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

2.6 Meeting Procedures. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer. The Board of Directors shall appoint two or more Inspectors of Election to serve at every meeting of the stockholders at which Directors are to be elected, which inspectors shall comply with Section 231 of the Delaware General Corporation Law.

2.7 Quorum; Voting Requirements; Adjourned Meetings. The holders of a majority of the outstanding shares of stock entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. In all matters other than the election of directors, the affirmative vote of a majority in amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Certificate of Incorporation or by these Bylaws. Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.

If the holders of a majority of the outstanding shares of stock entitled to vote are not present in person or represented by proxy, at a meeting of stockholders, the holders of a majority of the stock present in person or represented by proxy at such meeting shall have power successively to adjourn the meeting from time to time to another time, date and place. When a meeting is adjourned to another time, date and place, notice need not be given of the adjourned meeting if the time, date and place of such adjourned meeting are announced at the meeting at which such adjournment is taken. At such adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 Proxies. Each stockholder having the right to vote at a meeting of stockholders may personally vote or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing executed by such stockholder or by means of electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. No proxy shall be voted or acted upon after three (3) years from its date unless the proxy shall provide for a longer period.

2.9 Voting. Unless otherwise provided in the Certificate of Incorporation or resolutions adopted by the Board of Directors in accordance with the General Corporation Law of Delaware, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in the name of such stockholder on the books of the Corporation. At all meetings of stockholders the voting shall be by ballot, including the election of directors. If authorized by the Board of Directors, any requirement for a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

2.10 Stockholders’ Lists. The Secretary or an Assistant Secretary, who shall have charge of the stock ledger, shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. The Corporation may, but shall not be required to, include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

2.11 Stock Ledger. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required under Bylaw 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

2.12 Nominations of Directors and Presentation of Other Business at Stockholder Meetings.

(a) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record entitled to vote at the meeting at the time of the giving of notice provided for in this Bylaw 2.12, who is entitled to vote thereon at the meeting and who complied with the notice procedures set forth in this Bylaw 2.12 as to such business or nomination; clause (iii) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) Without qualification, for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Bylaw 2.12(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business that such stockholders proposes to bring before the meeting must be a proper matter for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice for nominations and for all other business to be brought before the meeting must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting of stockholders was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.

(c) To be in proper form, whether given pursuant to 2.12(a) or 2.12(f) such stockholder’s notice shall set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, and the number of shares of the Corporation’s stock that are owned beneficially (with such term having the meaning correlative with that of beneficial ownership in Section 3(b) of Article IX of the Corporation’s Certificate of Incorporation) and (ii)

(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(d) If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

(e) If the notice relates to the nomination of a director it must set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iii) include a completed and signed questionnaire, representation and agreement required by Section 2.12(j) of this Bylaw. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything in this Bylaw 2.12(e) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(f) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders with regard to which the Board of Directors has determined that directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors are to be elected at such meeting, by any stockholder who is a stockholder of record at the time of the giving of notice provided for in this Bylaw 2.12 and at the time of the special meeting is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in the last sentence of this Bylaw 2.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice setting forth the information required by Bylaw 2.12(e) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(g) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw 2.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw 2.12. The chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw 2.12 and, if any proposed nomination or business is not in compliance with this Bylaw 2.12, to declare that such defective nominations or proposal shall be disregarded.

(h) For purposes of this Bylaw 2.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(i) Notwithstanding the foregoing provisions of this Bylaw 2.12, (i) if any class of series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors shall be nominated and elected pursuant to the terms of such class of series of stock; and (ii) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 2.12. To the extent this Bylaw 2.12 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.

(j) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.12 of this Bylaw) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

3.1 Number. Unless and until changed by the Board of Directors as hereinafter provided, the number of directors to constitute the Board of Directors shall be the same as the number of directors elected by the incorporator or incorporators as the initial directors of the Corporation. The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board (including by resolution of the whole Board providing for the issuance of one or more series of Preferred Stock granting the holders thereof with the right, voting by itself as a series or together with other series of Preferred Stock as a class, to elect one or more directors) unless that number of directors is established in the Certificate of Incorporation. If the number of directors is established in the Certificate of Incorporation, then the number may be changed only by amendment of the Certificate of Incorporation. The Board of Directors shall be divided into three classes, in accordance with the provisions of the Corporation’s Certificate of Incorporation. Unless otherwise provided for in the Certificate of Incorporation, directors need not be stockholders of the Corporation. As used in these Bylaws, the terms “whole Board” and “whole Board of Directors” mean the total number of directors which the Corporation would have if there were no vacancies.

3.2 Powers of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things, that are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.3 Meetings of the Newly Elected Board. The first meeting of the members of each newly elected Board of Directors shall be held immediately following and at the same place as the meeting of stockholders, for the purpose of electing officers and for the consideration of any other business that may properly be brought before the meeting. No notice of the meeting to the directors shall be necessary to legally constitute the meeting, provided a quorum shall be present. If, however, a quorum shall not be present, the first meeting of the members of each newly elected Board of Directors shall be held at such time and place as shall be consented to in writing by a majority of the directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in Bylaw 3.4(b) with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice.

Every director of the Corporation, upon such director’s election, shall qualify by accepting the office of director, and such director’s attendance at, or written approval of the minutes of, any meeting of the Board subsequent to such election shall constitute such director’s acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

3.4 Notice of Meetings; Waiver of Notice.

(a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the whole Board of Directors. Any business may be transacted at a regular meeting.

(b) Special Meetings.

(i) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President and shall be called by the Secretary on written request of a majority of the directors in office. The place may be within or without the State of Delaware as designated in the notice.

(ii) Written notice of each special meeting of the Board of Directors, stating the place, date and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director by telegram, or delivered to the director personally, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at the director’s residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any person having authority to call the meeting.

(iii) “Notice” and “call” with respect to such meetings shall be deemed to be synonymous.

(c) Waiver of Notice. Whenever any notice is required to be given to any director under any law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the director entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because it was not lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the directors or members of a committee of directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present.

3.5 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at such meeting.

3.6 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and each such writing or electronic transmission is filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.7 Quorum; Voting Requirements.

(a) Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

(b) If at least one-third of the total number of directors is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting at which the adjournment is taken. At such subsequent session of the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, a notice of the subsequent session of the adjourned meeting shall be given each director.

3.8 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class (specifically excluding directorships created pursuant to Section 3 of Article VIII of the Certificate of Incorporation with respect to shares of any series of Preferred Stock for which the holders of such shares have the exclusive election rights, and any vacancies in such directorships) may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless it is otherwise provided in the Certificate of Incorporation or these Bylaws, and any director so chosen shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors shall shorten the term of any incumbent director.

3.9 Committees.

(a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors with respect to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have power or authority to declare a dividend, to authorize the issuance of stock or to adopt a Certificate of Ownership and Merger.

(d) All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board of Directors at its next meeting. The Secretary or an Assistant Secretary of the Corporation may act as secretary of the committee if the committee so requests.

3.10 Compensation. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may, by resolution, fix the compensation to be paid directors for serving as directors of the Corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving regular compensation therefor. Members of standing or temporary committees may be allowed similar compensation for attending standing or temporary committee meetings.

3.11 Resignation and Removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the Corporation if no time is specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Directors may be removed only in the manner provided in the Corporation’s Certificate of Incorporation.

3.12 Reliance on Records. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

OFFICERS

4.1 Designations.

(a) The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall elect a President and a Secretary at its first meeting after each annual meeting of the stockholders. The Board then, or from time to time, may also elect one or more of the other prescribed officers as it may deem advisable, but need not elect any officers other than a President and a Secretary. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

(b) Officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

(c) An officer shall be deemed qualified when entering upon the duties of the office to which such officer has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board may also require such officer’s written acceptance and promise faithfully to discharge the duties of such office.

4.2 Term of Office. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of such officer’s election or appointment, or until such officer’s death, resignation or removal by the Board, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board next succeeding such person’s election or appointment shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of such person’s election or appointment.

4.3 Other Agents. The Board of Directors from time to time may appoint such other agents for the Corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall have such titles and such duties, powers, responsibilities and authorities as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the President or such other officer or officers as may be empowered by the Board of Directors to do so.

4.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

4.7 Chairman of the Board and Vice Chairman.

(a) If a Chairman of the Board is elected, such person shall preside at all meetings of the stockholders and directors at which the Chairman of the Board may be present and shall have such other duties, powers, responsibilities and authorities as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other power, responsibility and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board may from time to time determine, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the duties, powers, responsibilities and authorities otherwise conferred upon the President of the Corporation under Bylaw 4.8, or the Board may, from time to time, divide the duties, powers, responsibilities and authorities for the general control and management of the Corporation’s business and affairs between the Chairman of the Board and the President.

(b) In the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board’s inability or refusal to act, the Vice Chairman of the Board may perform the duties and exercise the powers of the Chairman of the Board until the Board of Directors otherwise provides. The Vice Chairman of the Board shall perform such other duties and have such other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.8 President.

(a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities and authorities of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or the Vice Chairman of the Board or if there is no Chairman of the Board or Vice Chairman of the Board, shall preside at all meetings of the stockholders and of the Board.

(b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation for and in the name of the Corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the Corporation.

(c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any securities held by the Corporation.

(d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

(e) The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

(f) If a Chairman of the Board is elected and designated as the chief executive officer of the Corporation, as provided in Bylaw 4.7, the President shall perform such duties and have such power, responsibility and authority as may be specifically delegated to the President by the Board of Directors or are conferred by law exclusively upon the President, and in the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board’s inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

4.9 Vice Presidents. In the absence or disability of the President or in the event of the President’s inability or refusal to act, any Vice President may perform the duties and exercise the powers of the President until the Board of Directors otherwise provides. Vice Presidents shall perform such other duties and have such other power, responsibility and authority as the Board may from time to time prescribe.

4.10 Secretary and Assistant Secretaries.

(a) The Secretary shall, if requested by the Chairman of the Board, attend all meetings of the Board of Directors and all meetings of the stockholders, and prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board or such committee.

(b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in the State of Delaware, or elsewhere, are so maintained.

(c) The Secretary shall keep in safe custody the seal of the Corporation, if any, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, may attest the seal by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(d) The Secretary shall have the general duties, powers, responsibilities and authorities of a secretary of a corporation and shall perform such other duties and have such other power, responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the Secretary shall be.

(e) In the absence or disability of the Secretary or in the event of the Secretary’s inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.11 Treasurer and Assistant Treasurers.

(a) The Treasurer shall have supervision and custody, and responsibility for the safekeeping, of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep, or cause to be kept, all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board.

(b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors whenever they may require, an account of all transactions effected by the Treasurer and of those under the Treasurer’s jurisdiction, and of the financial condition of the Corporation.

(c) The Treasurer shall have the general duties, powers, responsibilities and authorities of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other power, responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board.

(d) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of that office and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under control of the Treasurer which belong to the Corporation.

(e) In the absence or disability of the Treasurer or in the event of the Treasurer’s inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have other power, responsibility and authority as the Board of Directors may from time to time prescribe.

4.12 Duties of Officers May Be Delegated. If any officer of the Corporation be absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authorities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the total number of directors concurs.

ARTICLE V

LIABILITY AND INDEMNIFICATION

5.1 Limitation of Liability. No person shall be liable to the Corporation or its stockholders for any loss, damage, liability or expense suffered by the Corporation on account of any action taken or omitted to be taken by such person as a director or officer of the Corporation or of any Other Enterprise which such person serves or has served as a director or officer at the Corporation’s request, if such person (a) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation, or for such Other Enterprise, or upon statements made or information furnished by directors, officers, employees or agents of the Corporation, or of such Other Enterprise, which such person had no reasonable grounds to disbelieve.

5.2 Indemnification, Generally. In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other Bylaws of this Article V, the Corporation shall indemnify and advance expenses to each person who is or was a director or officer of the Corporation or is or was serving at the Corporation’s request as a director or officer of any Other Enterprise to the full extent permitted by the laws of the State of Delaware as in effect on the date of the adoption of these Bylaws as may hereafter be amended.

5.3 Indemnification in Actions by Third Parties. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise against all liabilities and expenses, including without limitation judgments, fines and amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation using the procedures set forth in Bylaw 5.6, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person including, without limitation, any cross-claim or counterclaim initiated by such person unless the initiation of such action, suit or proceeding was authorized by the Board of Directors of the Corporation. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.

5.4 Indemnification in Derivative Actions. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification under this Bylaw 5.4 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

5.5 Indemnification for Expenses. Notwithstanding the other provisions of this Article V, to the extent a person who is or was serving as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Bylaws 5.3 and 5.4 (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

5.6 Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of Bylaws 5.2, 5.3 and 5.4, unless ordered by a court and except as otherwise provided by Bylaw 5.5, the Corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under Bylaws 5.2, 5.3 and 5.4. Any determination that a person shall or shall not be indemnified under the provisions of Bylaws 5.2, 5.3 and 5.4 shall be made (a) by majority vote of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, (b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders, and such determination shall be final and binding upon the Corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons shall be determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

5.7 Advancement of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (a) by majority vote of the directors who were not parties to the action, suit or proceeding for which the advancement is requested, even though less than a quorum, (b) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if such disinterested directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders, that, based upon the facts known to the Board, independent legal counsel or stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person’s conduct was unlawful. In no event shall any advancement of expenses be made in instances where the Board, independent legal counsel or stockholders reasonably determines that such person intentionally breached such person’s duty to the Corporation or its stockholders.

5.8 Non-Exclusivity. The indemnification and advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, the vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of person. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise specifically provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

5.9 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

5.10 Vesting of Rights. The rights granted by this Article V shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person’s serving or having served as a director or officer of the Corporation or serving at the request of the Corporation as a director or officer of any Other Enterprise and while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

5.11 Definitions. For the purposes of this Article V, references to:

(a) The “Corporation” shall, if and only if the Board of Directors shall determine, include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers or persons serving at the request of such constituent corporation as a director or officer of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of any Other Enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(b) “Other Enterprise” or “Other Enterprises” shall include without limitation any other corporation, partnership, joint venture, trust or employee benefit plan;

(c) “director or officer of any Other Enterprise” shall include any person performing similar functions with respect to such Other Enterprise, whether incorporated or unincorporated;

(d) “fines” shall include any excise taxes assessed against a person with respect to an employee benefit plan;

(e) “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim; and

(f) “serving at the request of the Corporation” shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

For purposes of this Article V, unless the Board of Directors of the Corporation shall determine otherwise, any director or officer of the Corporation who shall serve as a director or officer of any Other Enterprise of which the Corporation, directly or indirectly, is a stockholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such director or officer at the request of the Corporation. In all other instances where any person shall serve as a director or officer of any Other Enterprise, if it is not otherwise established that such person is or was serving as such director or officer at the request of the Corporation, the Board of Directors of the Corporation shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

5.12 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any director or officer of the Corporation, or any person who is or was serving at the request of the Corporation as a director or officer of any Other Enterprise, is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

ARTICLE VI

STOCK

6.1 Certificates for Shares of Stock. The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares of stock represented by a certificate until the certificate is surrendered to the

Corporation. Certificates representing shares of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder. Any of or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, were such officer, transfer agent or registrar of the Corporation at the date of issue.

6.2 Transfers of Stock. Transfers of stock shall be subject to the restrictions on transfer, if any, set forth in the Certificate of Incorporation. Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the office of the Corporation or of the transfer agent designated to transfer the class of stock, and before a new certificate is issued with respect to a previously issued certificate, the old certificate shall be surrendered for cancellation, subject to the provisions of Bylaw 6.6. Until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

6.3 Registered Stockholders. Only stockholders whose names are registered in the stock ledger shall be entitled to be treated by the Corporation as the holders and owners in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

6.4 Record Date.

(a) Stockholders’ Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Dividends and Other Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.5 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of shares of stock of the Corporation (including any certificates representing such shares), not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.

6.6 Lost Certificates. The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing the issue of such replacement certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such allegedly lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or certificates.

ARTICLE VII

CORPORATE FINANCE

7.1 Dividends. Dividends on the outstanding shares of stock of the Corporation, subject to the provisions of the Certificate of Incorporation and of any applicable law and of these Bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property or in shares of stock of the Corporation. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s stock might properly be purchased or redeemed.

7.2 Creation of Reserves. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

8.2 Corporate Seal; Facsimile Signatures. If the Board of Directors adopts a corporate seal for the Corporation, such corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal — Delaware.” The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

8.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

8.4 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument for, and in the name of, the Corporation, and such authority may be general or confined to specific instances.

8.5 Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Certificate of Incorporation.

CERTIFICATE

The undersigned, being the secretary of TVAX Biomedical, Inc., a Delaware corporation, hereby certifies that the foregoing Bylaws are the original Bylaws of the Corporation adopted by the Board of Directors of the Corporation.

Dated: July 14, 2011

/s/ Catherine Lucasey
Catherine Lucasey

BYLAWS

OF

TVAX BIOMEDICAL, INC.

As adopted by the Board of Directors on July 14, 2011

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ARTICLE IV

OFFICERS		13
4.1	Designations	13
4.2	Term of Office	13
4.3	Other Agents	13
4.4	Removal	13
4.5	Salaries and Compensation	14
4.6	Delegation of Authority to Hire, Discharge and Designate Duties	14
4.7	Chairman of the Board and Vice Chairman	14
4.8	President	14
4.9	Vice Presidents	15
4.10	Secretary and Assistant Secretaries	15
4.11	Treasurer and Assistant Treasurers	16
4.12	Duties of Officers May Be Delegated	17

ARTICLE V

LIABILITY AND INDEMNIFICATION		17
5.1	Limitation of Liability	17
5.2	Indemnification, Generally	17
5.3	Indemnification in Actions by Third Parties	17
5.4	Indemnification in Derivative Actions	18
5.5	Indemnification for Expenses	18
5.6	Determination of Right to Indemnification	19
5.7	Advancement of Expenses	19
5.8	Non-Exclusivity	19
5.9	Insurance	20
5.10	Vesting of Rights	20
5.11	Definitions	20
5.12	Severability	21

ARTICLE VI

STOCK		21
6.1	Certificates for Shares of Stock	21
6.2	Transfers of Stock	22
6.3	Registered Stockholders	22
6.4	Record Date	22
6.5	Regulations	23
6.6	Lost Certificates	23

ARTICLE VII

CORPORATE FINANCE		23
7.1	Dividends	23
7.2	Creation of Reserves	24

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ARTICLE VIII

GENERAL PROVISIONS		24
8.1	Fiscal Year	24
8.2	Corporate Seal; Facsimile Signatures	24
8.3	Depositories	24
8.4	Contracts	24
8.5	Amendments	24

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